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                                                              EXHIBIT 10.1


                         DEFERRED COMPENSATION AGREEMENT
                         -------------------------------

               THIS DEFERRED COMPENSATION AGREEMENT, made and entered into this 29th day of March, 1995, by and between LEUCADIA NATIONAL CORPORATION, a New York corporation (the "Company"), and Lawrence S. Hershfield (the "Executive");

                                   WITNESSETH:
                                   ----------

               WHEREAS, Executive is employed by the Company as an Executive Vice President; and

               WHEREAS, at the Company's request, Executive will relocate to Russia to oversee the development of investment opportunities for the Company in Russia and the CIS and to manage such investments; and

               WHEREAS, Executive will serve as President of a special purpose subsidiary of the Company ("Leucadia-International") to be formed as the vehicle through which investment opportunities in Russia and the CIS will be explored and developed; and

               WHEREAS, in connection with such relocation and provision of services to Leucadia-International, the Executive desires to defer the receipt of certain compensation from the Company and Leucadia-International to which in the future he may become entitled, and the Company has agreed to do so, in accordance with the terms and provisions herein contained;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

               1. The Company shall defer, and shall cause Leucadia-International to defer, the payment of all compensation (excluding any amounts placed in escrow pursuant to that certain Agreement between the Executive and the Company dated as of March 29, 1995) to be paid to Executive by the Company (or Leucadia-International) and not yet, as of the date hereof, earned by Executive in excess of $78,000 ($71,500 for 1995) in each calendar year, commencing in 1995. All such deferred payments shall accrue simple interest (on the basis of a 360-day year), from the first day of the quarter immediately following the date such payment otherwise would have been paid if no deferral had been made, until the date of actual payment, at a rate of interest equal to the 1-year Treasury bill rate in effect at such

























     NYFS04...:\30\76830\0198\570\AGR1265M.53A
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     date, and such rate shall be reset on the first day of each subsequent quarter. For purposes hereof, the quarters shall begin February 1, May 1, August 1, and November 1.

          Amounts deferred pursuant to this Agreement, and interest thereon, shall be payable to Executive in the calendar year (the "Payment Year") immediately following the last calendar year in which Executive was treated as a Russian resident for Russian tax purposes; provided that without the prior consent of Executive no such payment shall be made later than March 31 of the Payment Year. Any amount deferred pursuant to this Agreement, and interest thereon, shall be prepayable in whole or in part, without penalty, at any time at the option of the Company if the Company reasonably believes that Executive will not be treated as a Russian resident for Russian tax purposes in the year such deferred compensation is to be prepaid. Notwithstanding the preceding two sentences, to the extent that aggregate deferred payments hereunder (including interest thereon) exceed the maximum annual amount deductible as compensation by the Company under applicable U.S. federal tax laws, the Company may make such payments in two or more installments in different taxable years to permit the Company to obtain the maximum annual deduction available.

          The rights of Executive to the payment of the amounts pursuant to this Agreement shall be no greater than the rights of an unsecured general creditor of the Company and may not be assigned, pledged or otherwise transferred by him during his lifetime to any person, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar proceeding. By written notice delivered to the Company, Executive may designate (or change a prior designation of) one or more beneficiaries (or his estate) to receive payment hereunder in the event of his death.

               2.   Deductions and Withholding.
                    --------------------------

                    Executive acknowledges and agrees that the Company shall be entitled to withhold from his compensation all federal, state, local or other taxes which the Company determines are required to be withheld on amounts payable to Executive pursuant to this Agreement or otherwise. Executive further agrees to indemnify the Company and Leucadia International and hold each harmless from and against any and all taxes (and penalties thereon) and interest with respect thereto arising out of Executive's failure to pay fully his tax liability pursuant to any present or future law, regulation or ordinance of the United States of America or any state, city or municipality therein.





















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               3.   Governing Law.
                    -------------

                    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               4.   Entire Agreement.
                    ----------------

                    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, both oral and written, between the parties hereto with respect to such subject matter. This Agreement may not be modified in any manner, except by a written instrument signed by both the Company and Execu-tive.

               5.   Notices.
                    -------

                    Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or facsimile transmission or when depo-sited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:


               If to the Company:  Leucadia National Corporation
                                   315 Park Avenue South
                                   New York, NY  10010

               with a copy to:     Jeffrey Rosen
                                   O'Melveny & Myers
                                   555 13th St., N.W.
                                   Washington, D.C.  20004






































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               If to Executive:
                    Lawrence S. Hershfield
                    c/o Leucadia National Corporation
                    315 Park Avenue South
                    New York, New York 10010

               with a copy to:
                    Jeffrey J. Rosen, Esq.
                    O'Melveny & Myers
                    555 13th Street, N.W.
                    Washington, D.C. 20004-1109

     or to such other addresses as either party hereto may from time to time specify to the other.

          6. Amounts deferred pursuant to this Deferred Compensation Agreement shall be paid to Executive only as provided herein. At any time, by notice in writing from Executive to the Company, Executive may terminate this Deferred Compensation Agreement whereupon any compensation earned by Executive subsequent to such notification will not be subject to the provisions hereof. Amounts earned prior to any such notification shall remain subject to the terms hereof even after such termination.

          7.   Benefit; Binding Effect.
               -----------------------

               This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representative, successors and, where applicable, assigns.








































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                    IN WITNESS WHEREOF, the parties hereto have executed
     and delivered this agreement as of the day and year first above written.

                                   LEUCADIA NATIONAL CORPORATION


                                   By:/s/ Joseph S. Orlando
                                      -----------------------------



                                   /s/ Lawrence S. Hershfield
                                   --------------------------------
                                   LAWRENCE S. HERSHFIELD